As filed with the Securities and Exchange Commission on January 16, 2020
Registration No. 333-19469
Registration No. 333-25369
Registration No. 333-25371
Registration No. 333-55705
Registration No. 333-82113
Registration No. 333-43044
Registration No. 333-43046
Registration No. 333-55502
Registration No. 333-68056
Registration No. 333-68058
Registration No. 333-105297
Registration No. 333-105298
Registration No. 333-105299
Registration No. 333-106035
Registration No. 333-123911
Registration No. 333-123912
Registration No. 333-128738
Registration No. 333-128740
Registration No. 333-128741
Registration No. 333-130159
Registration No. 333-148793
Registration No. 333-148794
Registration No. 333-161113
Registration No. 333-161115
Registration No. 333-171900
Registration No. 333-178226
Registration No. 333-178227
Registration No. 333-178228
Registration No. 333-198883
Registration No. 333-198884
Registration No. 333-228594
Registration No. 333-228595

UNITED STATES
SECURITIES AND EXCHANGE  COMMISSION
 WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-19469
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-25369
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-25371
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-55705
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-82113
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-43044
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-43046
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-55502
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-68056
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-68058
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-105297
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-105298
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-105299
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-106035
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-123911
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-123912
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-128738
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-128740
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-128741
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-130159
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-148793
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-148794
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-161113
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-161115
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-171900
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-178226
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-178227
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-178228
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-198883
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-198884
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-228594
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-228595

ARQULE, INC.

(Exact name of issuer as specified in its charter)

Delaware	04-3221586
(State of incorporation)	(I.R.S. Employer Identification No.)

One Wall Street
Burlington, Massachusetts
(781) 994-0300	01803
(Address of Principal Executive Offices)	(Zip Code)

ARQULE, INC. AMENDED AND RESTATED 1994 EQUITY INCENTIVE PLAN
 ARQULE, INC. AMENDED AND RESTATED 1996 DIRECTOR STOCK OPTION PLAN
 ARQULE, INC. AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN
 OPTIONS ISSUED IN CONNECTION WITH ARQULE, INC.’S ACQUISITION OF CAMITRO CORPORATION
 ARQULE, INC. 2005 DIRECTOR STOCK COMPENSATION PLAN
 ARQULE, INC. 2014 EQUITY INCENTIVES PLAN
 ARQULE, INC. 2018 EMPLOYEE STOCK PURCHASE PLAN
(Full title of plan)

Rita Karachun
President
ArQule, Inc.
One Wall Street
Burlington, Massachusetts 01803
(781) 994-0300
 (Name, address and telephone number of agent for service)

Copy to:
 Catherine J. Dargan, Esq.
 Michael J. Riella, Esq.
 Covington & Burling LLP
 One CityCenter
 850 Tenth Street, NW
 Washington, DC 20001-4956
+1 (202) 662 6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF COMMON STOCK

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by ArQule, Inc., a Delaware corporation ( “ArQule”)  with the Securities and Exchange Commission (the “SEC”):
•	Registration Statement No. 333-19469, filed on January 9, 1997, relating to the 1996 Employee Stock Purchase Plan;
•	Registration Statement No. 333-25369, filed on April 17, 1997, relating to the 1996 Director Stock Option Plan;
•	Registration Statement No. 333-25371, filed on April 17, 1997, relating to the Amended and Restated 1994 Equity Incentive Plan;
•	Registration Statement No. 333-55705, filed on June 1, 1998, relating to the Amended and Restated 1994 Equity Incentive Plan;
•	Registration Statement No. 333-82113, filed on July 1, 1999, relating to the 1996 Employee Stock Purchase Plan;
•	Registration Statement No. 333-43044, filed on August 4, 2000, relating to the Amended and Restated 1994 Equity Incentive Plan;
•	Registration Statement No. 333-43046, filed on August 4, 2000, relating to the Amended and Restated 1996 Director Stock Option Plan;
•	Registration Statement No. 333-55502, filed on February 13, 2001, relating to the options issued in connection with ArQule’s acquisition of Camitro Corporation;
•	Registration Statement No. 333-68056, filed on August 21, 2001, relating to the Amended and Restated 1996 Employee Stock Purchase Plan;
•	Registration Statement No. 333-68058, filed on August 21, 2001, relating to the Amended and Restated 1994 Equity Incentive Plan;
•	Registration Statement No. 333-105297, filed on May 15, 2003, relating to the ArQule, Inc. Amended and Restated 1996 Director Stock Option Plan;
•	Registration Statement No. 333-105298, filed on May 15, 2003, relating to the ArQule, Inc. Amended and Restated 1996 Employee Stock Purchase Plan;
•	Registration Statement No. 333-105299, filed on May 15, 2003, relating to the ArQule, Inc. Amended and Restated 1994 Equity Incentive Plan;
•	Registration Statement No. 333-106035, filed on June 11, 2003, relating to the ArQule, Inc. Amended and Restated 1996 Employee Stock Purchase Plan;
•	Registration Statement No. 333-123911, filed on April 7, 2005, relating to the ArQule, Inc. Amended and Restated 1996 Director Stock Option Plan;
•	Registration Statement No. 333-123912, filed on April 7, 2005, relating to the ArQule, Inc. Amended and Restated 1994 Equity Incentive Plan;
•	Registration Statement No. 333-128738, filed on September 30, 2005, relating to the ArQule, Inc. Amended and Restated 1996 Employee Stock Purchase Plan;
•	Registration Statement No. 333-128740, filed on September 30, 2005, relating to the ArQule, Inc. Amended and Restated 1994 Equity Incentive Plan;
•	Registration Statement No. 333-128741, filed on September 30, 2005, relating to the ArQule, Inc. Amended and Restated 1996 Director Stock Option Plan;
•	Registration Statement No. 333-130159, filed on December 6, 2005, relating to the ArQule, Inc. 2005 Director Stock Compensation Plan;
•	Registration Statement No. 333-148793, filed on January 22, 2008, relating to the ArQule, Inc. Amended and Restated 1996 Director Stock Option Plan;
•	Registration Statement No. 333-148794, filed on January 22, 2008, relating to the ArQule, Inc. Amended and Restated 1996 Employee Stock Purchase Plan;
•	Registration Statement No. 333-161113, filed on August 6, 2009, relating to the ArQule, Inc. Amended and Restated 1996 Employee Stock Purchase Plan;
•	Registration Statement No. 333-161115, filed on August 6, 2009, relating to the ArQule, Inc. Amended and Restated 1994 Equity Incentive Plan;
•	Registration Statement No. 333-171900, filed on January 27, 2011, relating to the ArQule, Inc. Amended and Restated 1994 Equity Incentive Plan;
•	Registration Statement No. 333-178226, filed on November 30, 2011, relating to the ArQule, Inc. Amended and Restated 1994 Equity Incentive Plan;
•	Registration Statement No. 333-178227, filed on November 30, 2011, relating to the ArQule, Inc. Amended and Restated 1996 Employee Stock Purchase Plan;
•	Registration Statement No. 333-178228, filed on November 30, 2011, relating to the ArQule, Inc. Amended and Restated 1996 Director Stock Option Plan;
•	Registration Statement No. 333-198883, filed on September 23, 2014, relating to the ArQule, Inc. Amended and Restated 1996 Director Stock Option Plan;
•	Registration Statement No. 333-198884, filed on September 23, 2014, relating to the ArQule, Inc. 2014 Equity Incentives Plan;
•	Registration Statement No. 333-228594, filed on November 29, 2018, relating to the ArQule, Inc. 2018 Employee Stock Purchase Plan;
•	Registration Statement No. 333-228595, filed on November 29, 2018, relating to the ArQule, Inc. 2014 Equity Incentives Plan;

On December 6, 2019, ArQule entered into an agreement and plan of merger (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) with Argon Merger Sub, Inc., a Delaware corporation (“Purchaser”) and wholly-owned subsidiary of Merck Sharp & Dohme Corp., a New Jersey corporation (“Parent”). Pursuant to the Merger Agreement, on January 16, 2020, Purchaser merged with and into ArQule with ArQule surviving the merger as a wholly-owned subsidiary of Parent.

As a result of the consummation of the transactions contemplated by the Merger Agreement, ArQule has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with the undertakings made by ArQule in the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, ArQule hereby removes and withdraws from registration any and all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts, on the 16th day of January, 2020. No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

ARQULE, INC.

By:	/s/ Faye C. Brown
Name:	Faye C. Brown
Title:	Assistant Secretary